EXHIBIT 3.2

BY-LAWS

of

PRECISION OPTICS CORPORATION, INC.

Section 1.  ARTICLES OF ORGANIZATION

The name and purposes of the corporation shall be as set forth in the Articles of Organization. These By-laws, the powers of the corporation and of its directors and stockholders, or of any class of stockholders if there shall be more than one class of stock, and all matters concerning the conduct and regulation of the corporation’s business and affairs shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization as from time to time in effect.

Section 2.  STOCKHOLDERS

2.1.

Annual Meeting. The annual meeting of Precision Optics Corporation, Inc.’s stockholders shall be held at 10:00 a.m. on the second Tuesday in November of each year (unless that day be a legal holiday at the place where the meeting is to be held, in which case the meeting shall be held at the same hour on the next succeeding day not a legal holiday) or at such other date and time as the board of directors shall determine from time to time.

2.2.	Special Meetings. The president or the directors may call a special meeting of the stockholders at any time. Each call of a meeting shall state the place, date, hour and purposes of the meeting.

2.3.

Place of Meetings. All meetings of the stockholders shall be held at the corporation’s principal office in Massachusetts or, to the extent permitted by the Articles of Organization, at such other place within the United States as the president or directors shall fix. Any adjourned session of any meeting of the stockholders shall be held at the same city or town as the initial session, or within Massachusetts, in either case at the place designated in the vote of adjournment.

2.4.

Notice of Meetings. A written notice of each meeting of stockholders, stating the place, date, and hour and the purposes of the meeting, shall be given at least seven days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, by law, by the Articles of Organization, or by these By-laws, is entitled to notice, by leaving such notice with such stockholder or at his or her residence or usual place of business, or by mailing it, postage prepaid, addressed to such stockholder at such stockholder’s address at it appears in the records of the corporation. The clerk or assistant clerk or an officer designated by the directors shall give such notice. Whenever notice of a meeting is required to be given to a stockholder under any provision of the Business Corporation Law of the Commonwealth of Massachusetts, the Articles of Organization, or these By-laws, a written waiver thereof, executed before or after the meeting by such stockholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

2.5.

Quorum of Stockholders. At any meeting of the stockholders, a quorum as to any matter shall consist of a majority of the votes entitled to be cast on the matter, except when the Articles of Organization or these By-laws require a larger quorum. Stock owned directly or indirectly by the corporation, if any, shall not be deemed outstanding for this purpose. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

2.6.

Action by Vote. When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office, and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when the law, the Articles of Organization, or these By-laws require a larger vote. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

2.7.

Voting. Stockholders entitled to vote shall have one vote for each share of stock entitled to vote held by them of record according to the records of the corporation, unless otherwise provided by the Articles of Organization. The corporation shall not, directly or indirectly, vote any share of its own stock.

2.8.

Action by Writing. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meeting of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

2.9.

Proxies. To the extent permitted by law, stockholders entitled to vote may vote either in person or by proxy. Except to the extent permitted by law, no proxy dated more than six months before the meeting named therein shall be valid. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after such meeting’s final adjournment.

Section 3.  BOARD OF DIRECTORS

3.1.

Number. At the annual meeting of stockholders such stockholders as have the right to vote for the election of directors shall fix the number of directors at not less than three nor more than five directors and shall elect the number of directors so fixed; provided, however, that the number of directors shall be fixed at not less than two whenever there shall be only two stockholders and not less than one whenever there shall be only one stockholder. The number of directors may be increased at any time or from time to time either by the stockholders or by the directors by vote of a majority of the directors then in office. The number of directors may be decreased to any number permitted by law at any time or from time to time either by the stockholders or by the directors by a vote of a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal, or disqualification of one or more directors. No director need be a stockholder.

3.2.

Tenure. Except as otherwise provided by law, by the Articles of Organization, or by these By-laws, each director shall hold office until the next annual meeting of the stockholders and until his or her successor is duly elected and qualified, or until he or she sooner dies, resigns, is removed, or becomes disqualified.

3.3.

Powers. Except as reserved to the stockholders by law, by the Articles of Organization, or by these By-laws, the business of the corporation shall be managed by the directors who shall have and may exercise all the powers of the corporation. In particular, and without limiting the generality of the foregoing, the directors may at any time issue all of them from time to time any part of the unissued capital stock of the corporation from time to time authorized under the Articles of Organization and may determine, subject to any requirements of law, the consideration for which stock is to be issued and the manner of allocating such consideration between capital and surplus.

3.4.

Committees. The directors may, by vote of a majority of the directors then in office, elect from their number an executive committee and other committees and delegate to any such committee or committees some or all of the powers of the directors except those which the law, the Articles of Organization, or these By-laws prohibit them from delegating. Except as the directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the directors or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-laws for the conduct of business by the directors.

3.5.

Regular Meetings. Regular meetings of the directors may be held without call or notice at such places and at such times as the directors may from time to time determine, provided that reasonable notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of the stockholders.

3.6.

Special Meetings. Special meetings of the directors may be held at any time and at any place designated in the call of the meeting, when called by the chairman of the board, if any, the president, or the treasurer or by two or more directors, reasonable notice thereof being given to each director by the secretary or an assistant secretary, or, if there be none, by the clerk or an assistant clerk, or by the officer or one of the directors calling the meeting.

3.7.

Notice. It shall be sufficient notice to a director to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to him or her at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

3.8.

Quorum. At any meeting of the directors a majority of the directors then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

3.9.

Action by Vote. When a quorum is present at any meeting, a majority of the directors present may take any action, except when the law, the Articles of Organization, or these By-laws require a larger vote.

3.10.

Action by Writing. Unless the Articles of Organization otherwise provide, any action required or permitted to be taken at any meeting of the directors may be taken without a meeting if all the directors consent to the action in writing and the written consents are filed with the records of the meetings of the directors. Such consents shall be treated for all purposes as a vote taken at a meeting.

3.11.

Presence Through Communications Equipment. Unless otherwise provided by law or the Articles of Organization, members of the board of directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

Section 4.  OFFICERS AND AGENTS

4.1.

Enumeration; Qualifications. The officers of the corporation shall be a president, treasurer, a clerk, and such other officers, if any, as the incorporators at their initial meeting, or the directors from time to time, may in their discretion elect or appoint. The corporation may also have such agents, if any, as the incorporators at their initial meeting, or the directors from time to time, may in their discretion appoint. Any officer may be but none need be a director or stockholder. The clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any two or more offices may be held by the same person. Any officer may be required by the directors to give bond for the faithful performance of his or her duties to the corporation in such amount and with such sureties as the directors may determine.

4.2.

Powers. Subject to law, to the Articles of Organization and to the other provisions of these By-laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his or her office and such duties and powers as the directors may from time to time designate.

4.3.

Election. The president, the treasurer, and the clerk shall be elected annually by the directors at their first meeting following the annual meeting of the stockholders. Other officers, if any, may be elected or appointed by the board of directors at said meeting or at any other time.

4.4.

Tenure. Except as otherwise provided by law or by the Articles of Organization or by these By-laws, the president, the treasurer, and the clerk shall hold office until the first meeting of the directors following the next annual meeting of the stockholders and until their respective successors are chosen and qualified, and each other officer shall hold office until the first meeting of the directors following the next annual meeting of the stockholders unless a shorter period shall have been specified by the terms of his or her election or appointment, or in each case until he sooner dies, resigns, is removed or becomes disqualified. Each agent shall retain his or her authority at the pleasure of the directors.

4.5.

Chief Executive Officer. The chief executive officer of the corporation shall be the chairman of the board, if any, the president, or such other officer as is designed by the directors and shall, subject to the control of the directors, have general charge and supervision of the business of the corporation. If no such designation is made, the president shall be the chief executive officer. Unless the board of directors otherwise specifies, if there is no chairman of the board, the chief executive officer shall preside, or designate the person who shall preside, at all meetings of the stockholders and of the board of directors.

4.6.

Chairman of the Board. If a chairman of the board of directors is elected, he or she shall have the duties and powers specified in these By-laws and shall have such other duties and powers as the directors may determine. Unless the board of directors otherwise specifies, the chairman of the board shall president, or designate the person who shall preside, at all meetings of the stockholders and of the board of directors.

4.7.	President and Vice Presidents. The president shall have the duties and powers specified in these By-laws and shall have such other duties and powers as the directors may determine.

Any vice presidents shall have such duties and powers as the directors shall designate from time to time.

4.8.

Treasurer and Assistant Treasurers. Except as the directors shall otherwise determine, the treasurer shall be the chief financial and accounting officer of the corporation and shall be in charge of its funds and valuable papers, books of account, and accounting records, and shall have such other duties and powers as the directors may designate from time to time.

Any assistant treasurers shall have such duties and powers as the directors shall designate from time to time.

4.9.

Clerk and Assistant Clerks. The clerk shall record all proceedings of the stockholders in a book or series of books to be kept therefor, which book or books shall be kept at the principal office of the corporation or at the office of its transfer agent or of its clerk and shall be open at all reasonable times to any stockholder’s inspection. In the absence of the clerk from any meeting of stockholders, an assistant clerk, or if there be none or he or she is absent, a temporary clerk chosen at the meeting, shall record the proceedings thereof in the aforesaid book. Unless a transfer agent has been appointed, the clerk shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all stockholders and the amount of stock held by each. If no secretary is elected, the clerk shall keep a true record of the proceedings of all meetings of the directors and in his or her absence from any such meeting, an assistant clerk, or if there be none or he or she is absent, a temporary clerk chosen at the meeting, shall record the proceedings thereof.

Any assistant clerks shall have such other duties and powers as the directors shall designate from time to time.

4.10.

Secretary and Assistant Secretaries. If a secretary is elected, he or she shall keep a true record of the proceedings of all meetings of the directors and in his or her absence from any such meeting, an assistant secretary, or if there be none or he or she is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof.

Any assistant secretaries shall have such other duties and powers as the directors shall designate from time to time.

Section 5.  RESIGNATIONS AND REMOVALS

Any director or officer may resign at any time by delivering his or her resignation in writing to the chairman of the board, if any, the president, the treasurer, or the clerk or to a meeting of the directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time. A director (including persons elected by directors to fill vacancies in the board) may be removed from office (a) with or without cause by the vote of the holders of a majority of the shares issued and outstanding and entitled to vote in the election of directors, provided that the directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of such class, or (b) with cause by the vote of a majority of the shares of such class, or (b) with cause by the vote of a majority of the directors then in office. The directors may remove any officer elected by them with or without cause by the vote of a majority of the directors then in office. A director or officer may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him or her. No director or officer resigning, and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the corporation) no director or officer removed, shall have any right to any compensation as such director or officer for any period following his or her resignation or removal, or any right to damages on account of such removal, whether his or her compensation be by the month, by the year, or otherwise; unless in the case of a resignation, the directors, or in the case of a removal, the body acting on the removal, shall in their or its discretion provide for compensation.

Section 6.  VACANCIES

Any vacancy in the board of directors, including a vacancy resulting from the enlargement of the board, may be filled by the stockholders or, in the absence of stockholder action, by the directors by vote of a majority of the directors then in office.

The directors shall elect a successor if the office of the president, treasurer, or clerk becomes vacant and may elect a successor if any other office becomes vacant. Each such successor shall hold office for the unexpired term and in the case of the president, treasurer, and clerk until his or her successor is chosen and qualified, or in each case until he or she sooner dies, resigns, is removed, or becomes disqualified. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number.

Section 7.  CAPITAL STOCK

7.1.	Number and Par Value. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue shall be as stated in the Articles of Organization.

7.2.

Shares Represented by Certificates and Uncertificated Shares. The board of directors may provide by resolution that some or all of any or all classes and series of shares shall be uncertificated shares. Unless such a resolution has been adopted, a stock holder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him or her, in such form as shall, in conformity to law, be prescribed from time to time by the directors. Such certificate shall be signed by the chairman of the board, if any, the president, or a vice president and by the treasurer or an assistant treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent or by a registrar, other than a director, officer, or employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the time of its issue.

7.3.

Loss of Certificates. In the case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such conditions as the directors may prescribe.

Section 8.  TRANSFER OF SHARES OF STOCK

8.1.

Transfer on Books. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the directors or the transfer agent of the corporation may reasonably require. Except as may be otherwise required by law, by the Articles of Organization or by these By-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote with respect thereto, regardless of any transfer, pledge, or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-laws.

It shall be the duty of each stockholder to notify the corporation of his or her post office address.

8.2.

Record Date and Closing Transfer Books. The directors may fix in advance a time, which shall not be more than sixty days before the date of any meeting of stockholders or the date for the payment of any dividend or making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date; or without fixing such record date the directors may for any of such purposes close the transfer books for all or any part of such period. If no record date is fixed and the transfer books are not closed:

(1)  The record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the date next preceding the day on which notice is given.

(2) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors acts with respect thereto.

Section 9.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The corporation shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who serve at its request as directors, officers, or trustees of another organization, or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise, or as fines and penalties, and counsel fees, reasonably incurred by him or her in connection with the defense or disposition of any action, suit, or other proceeding, whether civil or criminal, in which he or she may be involved or with which he or she may be threatened, while the office or thereafter, by reason of his or her being or having been such a director or officer, except with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the corporation (any person serving another organization in one or more of the indicated capacities at the request of the corporation who shall have acted in good faith in the reasonable belief that his or her action was in the best interest of such other organization to be deemed as having acted in such manner with respect to the corporation) or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expense shall be provided unless such compromise shall be approved as in the best interest of the corporation, after notice that it involves such indemnification:  (a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his or her action was in the best interest of the corporation; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. Expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit, or other proceeding may be paid from time to time by the corporation in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay the amounts so paid to the corporation if it is ultimately determined that indemnification for such expenses is not authorized under this section. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director or officer may be entitled. As used in this section, the terms “director” and “officer” include the relevant individual’s heirs, executors, and administrators, and an “interested” director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in this section shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

Section 10.  CORPORATE SEAL

The seal of the corporation shall, subject to alteration by the directors, consist of a flat-faced circular die with the word “Massachusetts” together with the name of the corporation and the year of its organization, cut or engraved thereon.

Section 11.  EXECUTIVE OF PAPERS

Except as the directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts, and other obligations made, accepted, or endorsed by the corporation shall be signed by the chairman of the board, if any, the president, a vice president, or the treasurer.

Section 12.  FISCAL YEAR

The fiscal year of the corporation shall end on June 30.

Section 13.  AMENDMENTS

These By-laws may be altered, amended, or repealed at any annual or special meeting of the stockholders called for the purpose, of which the notice shall specify the subject matter of the proposed alteration, amendment, or repeal or the sections to be affected thereby, by vote of the stockholders. These By-laws may also be altered, amended, or repealed by vote of a majority of the directors then in office, except that the directors shall not take any action which provides for indemnification of directors nor any action to amend this Section 13, and expect that the directors shall not take any action unless permitted by law.

Any By-law so altered, amended, or repealed by the directors may be further altered or amended or reinstated by the stockholders in the above manner.